EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-154921) pertaining to the Fresh Del Monte Produce Inc. 1999 Share Incentive Plan, as amended,
(2) Registration Statement (Form S-8 No. 333-175895) pertaining to the Fresh Del Monte Produce Inc. 2011 Omnibus Share Incentive Plan, as amended, and
(3) Registration Statement (Form S-8 No. 333-196248) pertaining to the Fresh Del Monte Produce Inc. 2014 Omnibus Share Incentive Plan, as amended;
of our reports dated February 24, 2021, with respect to the consolidated financial statements and supplemental financial statement schedule of Fresh Del Monte Produce Inc., and the effectiveness of internal control over financial reporting of Fresh Del Monte Produce Inc. included in this Annual Report (Form 10-K) of Fresh Del Monte Produce Inc. for the year ended January 1, 2021.

/s/ Ernst & Young LLP

Miami, Florida
February 24, 2021